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                                                                    Exhibit 21.1

                         Subsidiaries of the Registrant

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
         Name of Subsidiary                                   State/Country of Incorporation/Organization
         ------------------                                   -------------------------------------------
         Skechers By Mail, Inc.                                                 Delaware
         Skechers U.S.A., Inc. II                                               Delaware
         Skechers U.S.A. Ltd.                                                   England
         Skechers U.S.A. SAS                                                    France
         Skechers U.S.A. Deutschland GmbH                                       Germany
         Skechers S.a.r.l.                                                      Switzerland
         Skechers International                                                 Switzerland
         Skechers International II                                              Switzerland
         Skechers U.S.A., Inc., Taiwan Branch                                   Taiwan
         Skechers Collection LLC                                                California
         Skechers Sport LLC                                                     California
         Duncan Investments, LLC                                                California
         Yale Investments, LLC                                                  Delaware
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